UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2017

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosures.

On April 21, 2017, Regency Centers Corporation (the “Company”) provided Gazit-Globe, Ltd. with the financial statements of Equity One, Inc. for the two-month period prior to the March 1, 2017 merger by and between the Company and Equity One, Inc. Such financial statements were prepared pursuant to International Financial Reporting Standards and are attached hereto as Exhibit 99.1.

Since Gazit-Globe, Ltd. was deemed to be a controlling party of Equity One, Inc., it included the financial results of Equity One, Inc. in Gazit-Globe, Ltd.’s consolidated financial statements. Gazit-Globe, Ltd. will no longer receive similar information in the future for periods after the above merger.

The information in this report, including the referenced financial statements, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference into any disclosures relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	99.1 Financial information of Equity One, Inc. for the two months ended February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

April 25, 2017	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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